Exhibit 99.1

News Release

MEDQUIST ANNOUNCES KEY FINDINGS

OF INDEPENDENT REVIEW OF CLIENT BILLING

MT. LAUREL, N.J., July 30 /PRNewswire-FirstCall/ — MedQuist Inc. (MEDQ.PK), a leading provider of electronic medical transcription, health information and document management services, today announced the key findings of an independent review of the company’s billing methods. The findings were presented to the company’s Board of Directors, which initiated a broad program of changes and reforms to the company’s business practices. The Board of Directors also took disciplinary action against certain company employees.

The Board of Directors announced today changes in its senior management. Howard S. Hoffmann, an experienced and accomplished interim manager, has been appointed as MedQuist’s interim CEO with a clear mission to implement the changes and reforms to the company’s business practices, including its billing practices, and to bring the company current in its SEC filings. Steve Rusckowski, who had temporarily assumed the CEO position in December 2003 in addition to his Board position and led the company through the difficult period of the independent review, will continue as a member of the MedQuist Board. The Board also announced that it has accepted the resignations of its Chief Financial Officer, Brian Kearns, and its Chief Legal Officer, John Suender.

“This was an extremely thorough and comprehensive review that has clearly identified areas in which we must make changes and improvements,” said Scott Weisenhoff, the lead Director on the review.

Added Howard S. Hoffmann, who is also a principal and partner at Nightingale Associates, LLC, of Stamford, CT.: “Our priority mission now is to work with our customers to clarify and, where appropriate, rectify any problems, make the needed changes and reforms internally, and become current in our SEC filings. The changes we are making address a pressing industry challenge and our goal is to ensure that billing methods are reliable, accurate, measurable and verifiable to customers using transcription services. We hope that our actions will encourage other medical transcription companies to address the challenge presented by AAMT line-based billing methods.”

Review Findings

The review, conducted for the Board of Directors by Debevoise & Plimpton LLP and PricewaterhouseCoopers LLP, identified a number of issues regarding the company’s billing practices. The review found that with respect to its contracts that called for billing based on the “AAMT line,” the company used ratios and formulas to determine the number of “AAMT” transcription lines for which clients were billed rather than counting the number of relevant characters to determine a billable line as provided for in the contracts. With respect to these contracts, the company’s use of ratios and formulas as a surrogate for counting was generally not disclosed to the clients. In addition, a company employee explained inaccurately to KPMG LLP (KPMG), the company’s outside auditors, the computation of AAMT lines on one of the company’s major transcription platforms. The use of ratios and formulas caused some clients to be billed more and some to be billed less than if the counting method provided for in the contracts had been used. In addition, the ratios and formulas for certain client accounts were changed by the company, generally without disclosure to clients, in order to affect profit margins. Due to the ambiguities inherent in the AAMT line definition and the limited extent of the information available to the company for earlier periods, the company is unable at this time to determine with any reasonable certainty the aggregate amount of overbilling.

The AAMT line definition was originally developed in the early 1990s by three major medical transcription industry groups, including The American Association for Medical Transcription (AAMT). They defined a “line” as 65 characters and also defined the term “character” to include such things as macros and function keys. However, these definitions turned out to be inherently ambiguous and difficult to apply in practice. AAMT itself withdrew its endorsement of these units of measure in 1998. However, many buyers of transcription services have continued to purchase transcription services and issue requests-for-proposals that ask for quotes in AAMT line units.

The review concluded that the rationale for using the ratios and formulas was to adopt a consistent and commercially reasonable billing method, given the lack of common standards in the industry and the ambiguities inherent in the AAMT definition. The review found no evidence that the amounts MedQuist billed clients, in general, were commercially unfair or inconsistent with what competitors would have charged. Moreover, MedQuist has been able to attract and retain clients in a competitive market.

The next step for the company is to assess the financial impact on customers and on MedQuist. When the financial assessment has been finished and KPMG has completed its consideration of the review findings, and pending any additional work KPMG may believe appropriate to do as a result of the findings, MedQuist anticipates that KPMG will then be able to complete its audit of the company’s 2003 financial statements and its review of MedQuist’s interim quarterly results. Until KPMG’s audit and review have been completed, MedQuist will be unable to finalize its financial statements and file its Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended March 31, 2004. The company also will likely not be able to file its Form 10-Q for the quarter ended June 30, 2004 in a timely manner. Because the company has not yet completed its financial assessment and the results have not been reviewed by KPMG, MedQuist is unable at this time to estimate with any reasonable certainty the effect that the review of its billing practices may have on its reported revenues, results of operations and financial position.

MedQuist has also been informed by the staff of the Securities and Exchange Commission that the SEC has opened a formal investigation of the company. The company will continue its efforts to cooperate with the SEC, as it has since it voluntarily advised the SEC of the company’s review of its billing methods.

Business Practice Reforms and Management Changes

The Board of Directors has outlined a broad program of business practice changes and reforms that will be instituted beginning immediately. Highlights include:

•                  Enhance a mandatory and formal ethics training program that was recently instituted.

•                  Accelerate an existing program that is migrating clients from several disparate legacy billing platforms to the company’s new platform, DocQment Enterprise Platform, or DEP.  The company intends to utilize only consistent, client-verifiable billing units of measure.  Additionally, the company will meet with clients currently billed on the basis of an AAMT line definition to determine an alternate and verifiable unit of measure acceptable to the client pending their agreement to convert to the new platform.  MedQuist has succeeded in converting approximately 35% of its transcription revenue to DEP.

•                  Develop definitive and clear protocols for count methodology and billing, institute periodic internal audits and new reporting mechanisms to make sure all billing systems are in accordance with client contracts.

•                  Reform the contract review and administration process to clarify any ambiguous terms with respect to units of billing, and develop a centralized contracts administration database to track compliance with client contracts.

•                  Expand the customer feedback system to allow entry, by any employee, of customer comments and complaints.

•                  Assign a Chief Compliance Officer to develop, maintain and enforce compliance with all company policies and procedures.

The Board also took disciplinary action against five MedQuist employees. Said Gregory Sebasky, MedQuist’s President: “We believe that we have done what is necessary and appropriate in light of the results of the review. We will continue to build a strong and motivated organization and continue MedQuist’s commitment to a high standard of ethics and customer satisfaction.”

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the securities laws and regulations. These include statements regarding becoming current in SEC filings, solidifying relationships with our customers and any other expectations or anticipated events. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially.

About MedQuist:

MedQuist is a leading provider of electronic medical transcription, health information and document management services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services. MedQuist is a member of the Philips Group of Companies.

SOURCE MedQuist Inc.

CONTACT:  Montieth M. Illingworth, 212-715-1679, illingworthm@ruderfinn.com, or Brooke Parker, 212-593-5893, parkerb@ruderfinn.com, both of Ruder Finn Corporate & Financial, for MedQuist Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.